Exhibit 10.34

Loan Contract

Lender (hereinafter referred to as Party A): Xing Rongping

ID number: 342623197304156135

Contact number: 15605742888

Borrower (hereinafter referred to as Party B): Shenzhen ABGreen Environmental Protection Technology Co., Ltd

Address: Room 6F610, Office Building, Block A, New Paradise Building, Vanke City Community, Bantian Street, Longgang District, Shenzhen City, China.

Contact Person: Tang Baitong

Contact Tel: 13824313138

Party B borrows money from Party A. In order to clarify the rights and obligations of Party A and Party B and to enable the smooth performance of the contract, the two parties, by mutual agreement, agree on the following terms and sign this contract.

I. Amount and purpose of borrowing

1. Party B lends Party A RMB 1,000,000.00 yuan. Borrowing purpose is for the construction of the recycling system in Longgang District.

2. Party A shall pay the loan to Party B’s designated bank account:

Account Name: Shenzhen ABgreen Environmental Protection Technology Co., Ltd

Bank name: Ping An Bank, Shenzhen Meilin Sub-branch.

Bank account number: 11016073677004

Party B shall return the loan to the bank account designated by Party A.

II. Loan term

The term of the loan is one year from the commencement of the contract to 22 May 2024.

III. Loan interest

The monthly interest rate is 0%, which shall be returned by Party B without interest on the date of return of the loan under this contract.

IV. Other agreements

This contract shall enter into force on the date on which it is signed or sealed by both parties, and shall be executed in duplicate, with each party holding one which shall have the same legal effect.

(There is no text below)

Party A(sign and seal):	Party B(sign and seal):

Date: May 22, 2023	Date: May 22, 2023